UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2017

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 23, 2017, Marrone Bio Innovations, Inc. (the “Company”) and Dwight W. Anderson (the “Lender”) entered into an Amended and Restated Promissory Note (the “Restated Note”), which restates in its entirety the Promissory Note entered into by the Company and the Lender on October 12, 2017 (the “Prior Note”). The Restated Note is an unsecured promissory note in the aggregate principal amount of up to $6,000,000, due on October 23, 2020 (the “Maturity Date”). The initial funding of $1,000,000 of the principal amount of the Restated Note occurred on October 12, 2017, as previously disclosed in connection with the Prior Note, and a second closing of an additional $1,000,000 of the principal amount of the Restated Note was funded on October 23, 2017. Pursuant to the terms of the Restated Note, the Lender may, in his sole discretion, fund an additional $2,000,000 of principal under the Restated Note on each of November 3, 2017 and December 3, 2017.

From the date of the closing through December 31, 2017, the Restated Note will bear interest at a rate of 1% per annum, payable in arrears on the Maturity Date, unless earlier converted into shares of the Company’s common stock as described below. Thereafter, beginning January 1, 2018, the Restated Note will bear interest at a rate of 10% per annum, payable in arrears on the Maturity Date, unless earlier converted into shares of the Company’s common stock as described below.

Any or all of the principal or accrued interest under the Restated Note may be converted into shares of the Company’s common stock at a rate of one share of common stock per $1.00 of converting principal or interest, rounded down to the nearest share with any fractional amounts cancelled, at the election of the Lender by delivery of written notice to the Company. In addition, upon the consummation of a qualified equity financing of the Company prior to the Maturity Date, the aggregate outstanding principal balance of the Restated Note and all accrued and unpaid interest thereon may convert, at the option of the Lender, into that number of the securities issued and sold in such financing, determined by dividing (a) such aggregate principal and accrued interest amounts, by (b) the purchase price per share or unit paid by the purchasers of the Company’s securities issued and sold in such financing. Notwithstanding the foregoing, Lender’s ability to affect any such conversions will be limited by applicable provisions governing issuances of shares of the Company’s common stock under the rules of The Nasdaq Capital Market, subject to the Company’s receipt of any applicable waivers thereof, and any amounts not issuable to the Lender in the Company’s equity securities as a result of this limitation will be payable in cash.

The Lender is an “accredited investor” (as defined in Rule 501(a) of Regulation D) and the Amended and Restated Note was, and any equity securities issued upon conversion thereof are, offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”).

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is hereby incorporated by reference to this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: October 24, 2017	By:	/s/ Linda V. Moore
Linda V. Moore
Senior Vice President and General Counsel